YOU On Demand Reports Q4 and Full Year 2015 Results

  Full Year revenues increased 135% vs prior year
  Q4 2015 revenues increased 241% vs Q3 2015
  Investor Update Call Scheduled Today at 4:30 p.m. EDT

New York, March 30, 2016 /PRNewswire/ -- YOU On Demand Holdings, Inc. (NASDAQ: YOD) (“YOU On Demand” or the “Company” or “YOD”), a leading Video On Demand (“VOD”) service provider in China delivering Hollywood movies and premium content to mobile and TV screens, announced today its year-end operating results for the period ended December 31, 2015 (a full copy of the Company’s annual report on Form 10-K is also being posted at www.sec.gov).

Conference Call: Chairman Bruno Wu, Vice Chairman Shane McMahon, CEO Mingcheng Tao and VP of Finance Grace He will host a conference call at 4:30 p.m. EDT today.

To join the webcast, please visit the ‘Webcasts and Events’ section of the YOD corporate website, http://corporate.yod.com. Otherwise, the toll-free dial-in is: 877/407-3107; international callers should dial: 201/493-6796.

YOD Q4 and 2015 Operating Results

Revenue for the 12-month period ended December 31, 2015 was $4,606,000, as compared to $1,963,000 for the same period in 2014, an increase of 135% year-over-year. Revenue for Q4 2015 was $1,623,000 compared to $476,000 in Q3 2015, a 241% quarter-over-quarter increase.

Net loss was $1,963,000 for Q4 2015 compared to $2,371,000 in the comparable 2014 period. Basic and diluted loss per share for Q4 2015 was $0.08 cents as compared to a $0.10 cent loss per share in the same period in 2014. Net loss for the twelve-month period ended December 31, 2015 was $8,541,000 compared to $13,024,000 in the comparable FY 2014 period. For the twelve-month period ended December 31, 2015, basic and diluted loss per share was $0.34 cents as compared to a $1.47 loss per share for the same twelve-month period in 2014.

As of December 31 2015, the Company had cash of approximately $3.8 million and total current assets of approximately $10.1 million. It should be noted that cash as of December 31, 2015 does not include the $10.0 million in cash proceeds received by YOU On Demand in Q1 2016 from Bruno Wu’s and Beijing Sun Seven Stars Culture Development Limited’s initial investment in YOD.

Chairman Bruno Wu stated, “We are pleased to have finished 2015 with solid revenue performance, marking the successful completion of a year of both growth and transition. My team has begun steering YOU On Demand in a direction where we can leverage and optimize our current operations as a premium content Video On Demand service provider in China and evolve the brand into a global, mobile-driven, consumer management platform. By striving to establish the world’s premier multimedia, social networking and e-commerce-enabled network, YOU On Demand, through this expanded, cloud-based, ecosystem of connected screens combined with strong partnerships with leading global providers, will be capable of delivering a vast array of YOD–brandedproducts and services to both businesses and end-use consumers − anytime and anywhere, across multiple platforms and devices.”

“And to YOU On Demand’s current and patient investors, a priority for me this year is to communicate more consistently with all of you,” continued Mr. Wu. “We have a vision and shared expectations for this Company and I count all of you as my partners in attaining those goals. I personally intend to make certain this Company, its brand and publically-traded security, finally attain the attention they deserve, along with a fair and strong valuation."

About YOU On Demand Holdings, Inc. (http://corporate.yod.com)

YOU On Demand (NASDAQ: YOD), is a leading multi-platform entertainment service company delivering premium content, including leading Hollywood movie titles, to customers across China via Subscription Video On Demand and Transactional Video On Demand. The Company has secured alliances with leading global media operators and content developers. YOU On Demand has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal and Twentieth Century Fox Television Distribution, Miramax, as well as a broad selection of the best content from Chinese filmmakers. The Company has a comprehensive end-to-end secure delivery system, governmental partnerships and approvals and offers additional value-added services. YOU On Demand has strategic partnerships with the largest media entities in China, a highly experienced management team with international background and expertise in Cable, Television, Film, Digital Media, Internet and Telecom. YOU On Demand is headquartered in both New York, NY and Beijing, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," “intends,” “will” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:
Jason Finkelstein
YOU On Demand
212-206-1216
jason.finkelstein@yod.com
@youondemand

Financial Tables Follow

YOU On Demand Holdings, Inc., Its Subsidiaries and Variable Interest Entity
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended
	December 31,	December 31,
	2015	2014

Revenue	$4,606,380	$1,962,622
Cost of revenue	3,673,895	2,756,363
Gross profit/(loss)	932,485	(793,741)
Operating expenses:
Selling, general and administrative expenses	8,237,056	7,459,192
Professional fees	715,723	653,646
Depreciation and amortization	390,373	536,689
Total operating expense	9,343,152	8,649,527
Loss from operations	(8,410,667)	(9,443,268)
Interest and other income/(expense)
Interest expense, net	(119,913)	(2,374,368)
Change in fair value of warrant liabilities	189,833	(621,239)
Change in fair value of contingent consideration	-	(160,766)
Equity share of loss on equity method investments	(156,135)	(20,717)
Impairment of equity method investments	(214,998)	-
Loss from disposal of consolidated entities	-	(622,939)
Others	136,511	(85,516)
Loss before income taxes and non-controlling interest	(8,575,369)	(13,328,813)
Income tax benefit	34,448	304,670
Net loss	(8,540,921)	(13,024,143)

Net loss attributable to non-controlling interest	439,648	615,683

Net loss attributable to YOU On Demand shareholders	(8,101,273)	(12,408,460)
Dividends on preferred stock	-	(16,402,161)

Net loss attributable to YOU on Demand common shareholders	$(8,101,273)	$(28,810,621)

Basic and diluted loss per share	$(0.34)	$(1.47)

Weighted average shares outstanding:
Basic and diluted	23,948,487	19,600,510

YOU On Demand Holdings, Inc., Its Subsidiaries and Variable Interest Entity
CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash	$3,768,897	$10,812,371
Restricted cash	2,994,364	-
Accounts receivable, net	1,689,415	1,091,076
Licensed content, current	556,591	1,041,609
Prepaid expenses	362,421	196,474
Deferred issuance cost	551,218	-
Other current assets	157,594	22,442
Total current assets	10,080,500	13,163,972
Property and equipment, net	154,434	320,671
Licensed content, non-current	21,085	35,648
Intangible assets, net	2,412,591	2,320,103
Goodwill	6,648,911	6,648,911
Equity method investments	450,115	850,054
Other non-current assets	58,089	365,006
Total assets	$19,825,725	$23,704,365

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND EQUITY
Current liabilities:
Accounts payable	45,788	110,814
Deferred revenue	15,080	13,431
Accrued expenses	1,196,066	797,340
Accrued license fees	933,532	348,007
Convertible promissory note	3,000,000	3,000,000
Warrant liabilities	395,217	585,050
Deposit payable	2,994,364	-
Accrued salaries	1,058,124	970,821
Other current liabilities	312,170	278,622
Total current liabilities	9,950,341	6,104,085
Deferred tax liability	330,124	364,572
Total liabilities	10,280,465	6,468,657

Commitments and Contingencies

Convertible redeemable preferred stock, $.001 par value; 50,000,000 shares authorized
Series A - 7,000,000 shares issued and outstanding, liquidation preference of $3,500,000 at December 31, 2015 and 2014, respectively	1,261,995	1,261,995
Equity:
Series E Preferred Stock - $0.001 par value; 16,500,000 shares authorized, 7,254,997 and 7,365,283 shares issued and outstanding, liquidation preference of $12,696,245 and $12,889,250 at September 30, 2015 and December 31, 2014, respectively	7,255	7,365
Common stock, $0.001 par value; 1,500,000,000 shares authorized, 24,249,109 and 23,793,702 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	24,249	23,794
Additional paid-in capital	97,512,542	96,347,272
Accumulated deficit	(86,457,840)	(78,356,567)
Accumulated other comprehensive loss	(414,910)	(66,032)
Total YOU On Demand shareholder's equity	10,671,296	17,955,832
Non-controlling interest	(2,388,031)	(1,982,119)
Total equity	8,283,265	15,973,713
Total liabilities, convertible redeemable preferred stock and equity	$19,825,725	$23,704,365